EXHIBIT 24.4

                          SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned, a Director of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), constitutes and appoints Gerald Zarin and Jeremiah F. O'Brien, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form S-8 registration statement for filing with the Securities and Exchange Commission respecting the registration of shares of Common Stock, par value $.01 per share, of the Company. Together with any and all amendments (including post-effective amendments) to such registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done in virtue hereof.

Dated:      October 19, 1999




                                        /s/ Joseph A. Sarubbi
                                       _______________________________
                                               Joseph A. Sarubbi